EXHIBIT K
                             CSW Vale LLC
                          Statement of Income
                For Twelve Months Ended March 31, 1999
                              (Unaudited)
                               ($000's)

      Equity Earnings in Vale Project             $ 3,534

      Operating  Expense                            1,383

      Other (Income) Deductions                       (34)
                                                  --------

      Net Income Before Tax                         2,185

      Income Tax Expense                              753
                                                  --------

      Net Income                                  $ 1,432
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